Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE: (212) 455-2502

DIRECT DIAL NUMBER	E-MAIL ADDRESS

June 6, 2007

ARAMARK Corporation

1101 Market Street

Philadelphia, Pennsylvania 19107

Ladies and Gentlemen:

We have acted as counsel to ARAMARK Corporation, a Delaware corporation (the “Company”), and the subsidiaries of the Company listed on Schedule 1 hereto (the “Schedule I Guarantors”) and Schedule II hereto (the “Schedule II Guarantors” and, collectively with the Schedule I Guarantors, the “Guarantors”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to (i) the issuance by the Company of $1,280,000,000 aggregate principal amount of 8l/2% Senior Notes due 2015 (the “Fixed Rate Exchange Notes”) and $500,000,000 aggregate principal amount of Senior Floating Rate Notes due 2015 (the “Floating Rate Exchange Notes” and, together with the Fixed Rate Exchange Notes, the “Exchange Notes”) and the issuance by the Guarantors of guarantees (the “Guarantees”) with respect to the Exchange Notes. The Exchange Notes and the Guarantees will be issued under an indenture dated as of January 26, 2007 (the “Original Indenture”) among the Company, RMK Acquisition Corporation, a Delaware corporation, the Guarantors and The Bank of New York, as Trustee (the “Trustee”), as supplemented by the Supplemental Indenture dated March 30, 2007 (the “Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Fixed Rate Exchange Notes will be offered by the Company in exchange for $1,280,000,000 aggregate principal amount of its outstanding 8l/2% Senior Notes due 2015, The Floating Rate Exchange Notes will be offered by the Company in exchange for $500,000,000 aggregate principal amount of its outstanding Senior Floating Rate Notes due 2015.

LOS ANGELES	PALO ALTO	WASHINGTON, D.C.	HONG KONG	LONDON	TOKYO

SIMPSON THACHER & BARTLETT LLP

ARAMARK CORPORATION, INC.	June 6, 2007

We have examined the Registration Statement, the Original Indenture and the Supplemental Indenture, which have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (1) the Schedule II Guarantors have duly authorized, executed and delivered the Indenture and (2) execution, delivery and performance by the Schedule II Guarantors of the Indenture and Guarantees do not and will not violate the laws of the respective jurisdictions in which each of them is incorporated, organized or formed, as applicable, or any other applicable law (excepting the law of the State of New York and the federal laws of the United States).

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. When the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange, the Exchange Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

SIMPSON THACHER & BARTLETT LLP

ARAMARK CORPORATION, INC.	June 6, 2007

2. When (a) the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture upon the exchange and (b) the Guarantees have been duly issued, the Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, Delaware Limited Liability Company Act, the Delaware Revised Uniform Limited Partnership Act and the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

SIMPSON THACHER & BARTLETT LLP

ARAMARK CORPORATION, INC.	June 6, 2007

Schedule I

Name of Entity	Jurisdiction of Incorporation or Organization
Addison Concessions, Inc.	Delaware
ARAMARK Asia Management, LLC	Delaware
ARAMARK Aviation Services Limited Partnership	Delaware
ARAMARK Campus, LLC	Delaware
ARAMARK Cleanroom Services, LLC	Delaware
ARAMARK Cleanroom Services (Puerto Rico), Inc.	Delaware
ARAMARK Clinical Technology Services, LLC	Delaware
ARAMARK Confection, LLC	Delaware
ARAMARK Correctional Services, LLC	Delaware
ARAMARK CTS, LLC	Delaware
ARAMARK Educational Group, LLC	Delaware
ARAMARK Educational Services, LLC	Delaware
ARAMARK Engineering Associates, LLC	Delaware
ARAMARK Entertainment, LLC	Delaware
ARAMARK Executive Management Services USA, Inc.	Delaware
ARAMARK Facilities Management, LLC	Delaware
ARAMARK Facility Services, LLC	Delaware
ARAMARK FHC Business Services, LLC	Delaware
ARAMARK FHC Campus Services, LLC	Delaware
ARAMARK FHC Correctional Services, LLC	Delaware
ARAMARK FHC Healthcare Support Services, LLC	Delaware
ARAMARK FHC Refreshment Services, LLC	Delaware
ARAMARK FHC School Support Services, LLC	Delaware
ARAMARK FHC Services, LLC	Delaware
ARAMARK FHC Sports and Entertainment Services, LLC	Delaware
ARAMARK FHC, LLC	Delaware
ARAMARK Food and Support Services Group, Inc.	Delaware
ARAMARK Food Service, LLC	Delaware
ARAMARK FSM, LLC	Delaware
ARAMARK Healthcare Support Services of the Virgin Islands, Inc.	Delaware
ARAMARK Healthcare Support Services, LLC	Delaware
ARAMARK/HMS, LLC	Delaware
ARAMARK India Holdings LLC	Delaware
ARAMARK Industrial Services, LLC	Delaware
ARAMARK Japan, Inc.	Delaware
ARAMARK Management Services Limited Partnership	Delaware
ARAMARK Marketing Services Group, Inc.	Delaware
ARAMARK Organizational Services, Inc.	Delaware
ARAMARK RAV, LLC	Delaware
ARAMARK RBI, Inc.	Delaware
ARAMARK Refreshment Services, LLC	Delaware
ARAMARK Schools, LLC	Delaware
ARAMARK SCM, Inc.	Delaware

SIMPSON THACHER & BARTLETT LLP

ARAMARK CORPORATION, INC.	June 6, 2007

Name of Entity	Jurisdiction of Incorporation or Organization
ARAMARK Senior Living Services, LLC	Delaware
ARAMARK Senior Notes Company	Delaware
ARAMARK Services of Puerto Rico, Inc.	Delaware
ARAMARK SM Management Services, Inc.	Delaware
ARAMARK SMMS LLC	Delaware
ARAMARK SMMS Real Estate LLC	Delaware
ARAMARK Sports and Entertainment Group, LLC	Delaware
ARAMARK Sports and Entertainment Services, LLC	Delaware
ARAMARK Sports Facilities, LLC	Delaware
ARAMARK Sports, LLC	Delaware
ARAMARK Summer Games 1996, LLC	Delaware
ARAMARK U.S. Offshore Services, LLC	Delaware
ARAMARK Uniform & Career Apparel Group, Inc.	Delaware
ARAMARK Uniform & Career Apparel, LLC	Delaware
ARAMARK Uniform Manufacturing Company	Delaware
ARAMARK Uniform Services (Matchpoint) LLC	Delaware
ARAMARK Uniform Services (Midwest) LLC	Delaware
ARAMARK Uniform Services (North Carolina) LLC	Delaware
ARAMARK Uniform Services (Pittsburgh) LLC	Delaware
ARAMARK Uniform Services (Rochester) LLC	Delaware
ARAMARK Uniform Services (Santa Ana) LLC	Delaware
ARAMARK Uniform Services (Syracuse) LLC	Delaware
ARAMARK Uniform Services (West Adams) LLC	Delaware
ARAMARK Venue Services, Inc.	Delaware
Delsac VIII, Inc.	Delaware
Fine Host Holdings, LLC	Delaware
Galls, an ARAMARK Company, LLC	Delaware
Harrison Conference Associates, LLC	Delaware
Harrison Conference Center of Glen Cove, Inc.	New York
Harry M. Stevens, LLC	Delaware
Landy Textile Rental Services, LLC	Delaware
Seamless Web Professional Solutions, LLC	Delaware
The Menu Marketing Group, LLC	Delaware

SIMPSON THACHER & BARTLETT LLP

ARAMARK CORPORATION, INC.	June 6, 2007

Schedule II

Name of Entity	Jurisdiction of Incorporation or Organization
American Snack & Beverage, LLC	Florida
ARAMARK American Food Services, LLC	Ohio
ARAMARK Business Dining Services of Texas, LLC	Texas
ARAMARK Capital Asset Services, LLC	Wisconsin
ARAMARK Consumer Discount Company	Pennsylvania
ARAMARK Distribution Services, Inc.	Illinois
ARAMARK Educational Services of Texas, LLC	Texas
ARAMARK Educational Services of Vermont, Inc.	Vermont
ARAMARK Facility Management Corporation of Iowa	Iowa
ARAMARK FHC Kansas, Inc.	Kansas
ARAMARK Food Service Corporation of Kansas	Kansas
ARAMARK Food Service of Texas, LLC	Texas
ARAMARK Healthcare Support Services of Texas, Inc.	Texas
ARAMARK Kitty Hawk, Inc.	Idaho
ARAMARK Services Management of HI, Inc.	Hawaii
ARAMARK Services Management of IL, Inc.	Illinois
ARAMARK Services Management of MI, Inc.	Michigan
ARAMARK Services Management of NJ, Inc.	New Jersey
ARAMARK Services Management of OH, Inc.	Ohio
ARAMARK Services Management of SC, Inc.	South Carolina
ARAMARK Services Management of WI, Inc	Wisconsin
ARAMARK Services of Kansas, Inc.	Kansas
ARAMARK Sports and Entertainment Services of Texas, LLC	Texas
Harrison Conference Center of Lake Bluff, Inc.	Illinois
Harrison Conference Services of Massachusetts, LLC	Massachusetts
Harrison Conference Services of North Carolina, LLC	North Carolina
Harrison Conference Services of Princeton, Inc.	New Jersey
Harrison Conference Services of Wellesley, LLC	Massachusetts
Harry M. Stevens, Inc. of New Jersey	New Jersey
Harry M. Stevens, Inc. of Pernn.	Pennsylvania
Kowalski-Dickow Associates, LLC	Wisconsin
L&N Uniform Supply Co., LLC	California
Lake Tahoe Cruises, LLC	California
My Assistant, Inc.	Pennsylvania
Overall Laundry Services, Inc.	Washington
Paradise Hornblower, LLC	California
Restaura, Inc.	Michigan
Shoreline Operating Company, Inc.	California
Tahoe Rocket LP	California
Travel Systems, LLC	Nevada